                                 April 14, 2000




Horizon Pharmacies, Inc.
275 West Princeton Drive
Princeton, Texas 75407

         Re: Loan Agreement dated July 31, 1999 (the "Loan Agreement") between Horizon Pharmacies, Inc. ("Borrower") and Bank One, Texas, National Association ("Bank"); capitalized terms used in this letter shall have the same meaning as set forth in the Loan Agreement

Ladies and Gentlemen:

         Borrower has informed Bank that as of December 31, 1999 Borrower has failed to comply with PARAGRAPH 7.(e) of the Loan Agreement. The failure to comply with PARAGRAPH 7.(e) of the Loan Agreement constitutes an Event of Default thereunder pursuant to PARAGRAPH 9.(b) thereof.

         Borrower has also notified Bank that as of December 31, 1999 one or more events of default have occurred with respect to obligations owing by Borrower to McKesson HBOC, Inc. and Banc One Leasing Corporation. The occurrence of such events of default constitute an Event of Default pursuant to PARAGRAPH 9.(e) of the Loan Agreement.

         Borrower has requested that Bank waive the above described Events of Default as of December 31, 1999. This letter confirms that Bank hereby waives the Events of Default described above; PROVIDED that this waiver is expressly limited as provided herein and all other requirements of the Loan Agreement, including, without limitation, the requirement of Borrower to comply with PARAGRAPH 7.(e) at all times and the Events of Default set forth in PARAGRAPH 9.(b) and PARAGRAPH 9.(e), shall remain in full force and effect.

         The waiver contained in this letter shall be limited strictly as written and shall not be deemed to constitute a waiver of, or any consent to noncompliance with, any term or provision of the Loan Agreement except as expressly set forth herein. Further, the waiver contained herein shall not constitute a waiver of any future default or Event of Default that may occur under the Loan Agreement. No delay or omission by Bank in exercising any power, right, or remedy shall impair such power, right, or remedy or be construed as a waiver thereof or an acquiescence therein, and no single or partial exercise of any such power, right, or remedy shall preclude other or further exercise


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thereof or the exercise of any other power, right, or remedy under the Loan
Agreement, the other Loan Documents, or otherwise.


                                          BANK ONE, TEXAS, NATIONAL
                                          ASSOCIATION


                                          By: /s/ Alan Miller
                                             -----------------------------------
                                                  Alan Miller
                                                  Division Manager


ACKNOWLEDGED AND ACCEPTED:
--------------------------

HORIZON PHARMACIES, INC.


By: /s/ John N. Stogner
   ---------------------
Name:   JOHN N. STOGNER
     -------------------
Title: CFO / Treasurer
      ------------------


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         The undersigned hereby consents to Borrower and Bank entering into the waiver described on the foregoing letter and agrees that the Guaranty, the Tri-Party Agreement, and any other Loan Documents to which it is a party shall remain in full force and effect and shall continue to be the legal, valid, and binding obligation of the undersigned enforceable against it in accordance with their respective terms.




AGREED AS OF THIS
14th DAY OF APRIL:

MCKESSON HBOC, INC.


By: /s/ Ana Schrank
   ----------------------------------
Name:   Ana Schrank
     --------------------------------
Title:  Director - Financial Sevices
      -------------------------------


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